EXHIBIT 24.2

Power of Attorney

I, the undersigned director of PROVIDE COMMERCE, INC. (the “Company”), hereby constitute and appoint William Strauss, chief executive officer, and Joel Citron, chairman of the board of directors, and each of them individually, with full powers of substitution and resubstitution, my true and lawful attorneys, with full powers to them and each of them to sign for me, in my name and in the capacity indicated below, the Registration Statement on Form S-1 filed with the SEC, and any and all amendments to said Registration Statement (including post effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the Registrant’s equity securities, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ JAMES M. MYERS James M. Myers	Director	November 17, 2003